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                                                                    EXHIBIT 23.2
                                                                    ------------

                       CONSENTS OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-_______________) of Argyle Television, Inc. for the registration of 413,368 shares of its common stock and to the incorporation by reference therein of our report dated March 11, 1996 with respect to the consolidated financial statements and schedule of Argyle Television, Inc. and of our report dated March 6, 1995 with respect to the combined financial statements of Northstar Television of Grand Rapids, Inc., Northstar Television of Jackson, Inc. and Northstar Television of Providence, Inc., included in Argyle Television, Inc.'s Form 10-K for the year ended December 31, 1995 filed with the Securities and Exchange Commission.


                                    ERNST & YOUNG LLP



January 6, 1997
San Antonio, Texas



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-_______________) of Argyle Television, Inc. for the registration of 413,368 shares of its common stock and to the incorporation by reference therein of our report dated July 26, 1996 with respect to the financial statements of Sigma Broadcasting, Inc. for the year ended December 31, 1995 included in Argyle Television, Inc.'s Form 8-K, dated January 3, 1997, filed with the Securities and Exchange Commission.


                                    ERNST & YOUNG LLP



January 6, 1997
San Antonio, Texas